EXHIBIT 99.1

Carmell Announces Successful Closing of Axolotl Biologix Sale Transaction

PITTSBURGH, March 27, 2024 (GLOBE NEWSWIRE) -- Carmell Corporation (Nasdaq: CTCX), a bio-aesthetics company focused on skin and hair health (“Carmell”, the “Company”, “we”, “our”, or “us”), today announced the successful closing of the previously announced sale of its wholly owned subsidiary, Axolotl Biologix (“AxoBio”) to the initial sellers of AxoBio for 3,845,337 shares of Carmell common stock, 4,243 shares of Carmell preferred stock and cancellation of $8 million in notes payable.

“The sale of AxoBio enables our exit from the tissue graft space thereby facilitating a sharper organizational focus on the launch of our skincare products beginning in March 2024 and continuing over Summer 2024,” said Rajiv Shukla, Chairman & Chief Executive Officer of Carmell.

Following the sale of AxoBio, Carmell’s financial position is expected to improve as follows:

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$4 million drop in annualized cash burn (net of revenue) based on AxoBio’s actual January 2024 financials.
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$15.6 million reduction in debt: $7.6 million of AxoBio subsidiary level debt plus $8 million note payable related to the AxoBio acquisition.
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$7 million increase in tangible equity due to elimination of AxoBio’s negative tangible equity.
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29% reduction in EPS dilution due to the cancellation of 8.09 million CTCX common shares on a fully diluted basis. Post-Closing, Carmell has 19.25 million common shares outstanding.

About Carmell

Carmell is a bio-aesthetics company that utilizes the Carmell SecretomeTM to support skin and hair health. The Carmell SecretomeTM consists of a potent cocktail of growth factors and proteins extracted from allogeneic human platelets sourced from U.S. Food and Drug Administration-approved tissue banks. The technology underpinning the Carmell SecretomeTM has been extensively tested for safety and efficacy, significantly surpassing standards set by the aesthetics industry, including robust results from a prospective, randomized, multi-center Phase 2 human trial. Besides the Carmell SecretomeTM, the Company has developed a novel micellar nanoparticle formulation that enables delivery of lipophilic and hydrophilic ingredients without relying on the Foul FourteenTM, 14 potentially harmful excipients that are commonly used by other companies to impart texture, stability, and other desirable physicochemical attributes to cosmetic products. Additionally, Carmell’s micellar formulations do not utilize mineral or vegetable oils across their entire product line and are designed to be non-comedogenic. The Company is also developing a line of men’s products and a line of topical haircare products. All products are tailored to meet the demanding technical requirements of professional care providers and discerning retail consumers. For more information, visit www.carmellcosmetics.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on beliefs, assumptions and information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. However, not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking

EXHIBIT 99.1

statement contained in this press release, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Forward-looking statements in this press release include, but are not limited to, statements about the impact of the AxoBio sale on our financial condition, our business strategy, the commercial launch of our G.L.E.E product and other products in our pipeline, and the attributes and benefits of Carmell’s products including products under development as well as commercial strategy, goals, plans and timelines. We cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward-looking statements are subject to a number of significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among others, the ability to recognize anticipated benefits from our commercial products, R&D pipeline, distribution agreements, changes in applicable laws or regulations, the possibility that Carmell may be adversely affected by other economic, business, and/or competitive factors, and other risks and uncertainties, including those described under the header “Risk Factors” in the Quarterly Report on Form 10-Q filed by Carmell with the Securities and Exchange Commission (the “SEC”) on November 15, 2023, and in our other reports filed with the SEC. Most of these factors are outside of Carmell’s control and are difficult to predict. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. Except as required by law, we undertake no obligation to publicly update any forward-looking statement contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Contact: Bryan Cassaday

Chief Financial Officer

bc@carmellcorp.com